Exhibit (15) Letter Re: Unaudited Financial Information

Board of Directors and Shareholders

Park-Ohio Holdings Corp.

      We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated August 6, 2004 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended June 30, 2004.

		Shares
Registration Statement	Description	Registered

Form S-8 (33-01047)	Individual Account Retirement Plan	1,500,000
Form S-8 (333-58161)	1998 Long-Term Incentive Plan	550,000
Form S-8 (333-110536)	1998 Long-Term Incentive Plan	1,100,000

/s/ Ernst & Young LLP

Cleveland, Ohio

August 6, 2004

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